Oaktree Announces Fourth Quarter and Full-Year 2015 Financial Results

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Assets under management as of December 31, 2015 were $97.4 billion, down 3% for the fourth quarter and up 7% year-over-year. Management fee-generating assets under management reached $78.9 billion, up 3% quarter-over-quarter and 1% year-over-year.

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Gross capital raised was $2.8 billion for the fourth quarter and $23.1 billion for full-year 2015, a record amount for any calendar year, resulting in a record $21.7 billion of uncalled capital commitments as of December 31, 2015.

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Adjusted net income was $49.6 million (or $0.26 per Class A unit) and $311.9 million ($1.62 per unit) for the fourth quarter and full-year 2015, respectively, down from $98.7 million ($0.61 per unit) and $573.1 million ($3.22 per unit) for the comparable 2014 periods, on lower incentive income, investment income and fee-related earnings.

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Distributable earnings were $104.3 million (or $0.55 per Class A unit) and $447.6 million ($2.42 per unit) for the fourth quarter and full-year 2015, respectively, down from $122.0 million ($0.65 per unit) and $606.1 million ($3.41 per unit) for the comparable 2014 periods, on lower incentive income and fee-related earnings.

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GAAP net income attributable to Oaktree Capital Group, LLC was $11.4 million and $71.3 million for the fourth quarter and full-year 2015, respectively, as compared with $24.4 million and $126.3 million for the comparable 2014 periods.

•	Oaktree declares a distribution of $0.47 per Class A unit with respect to the fourth quarter of 2015, bringing aggregate distributions relating to full-year 2015 to $2.01.
LOS ANGELES, CA. February 9, 2016 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the fourth quarter and year ended December 31, 2015.
Jay Wintrob, Chief Executive Officer, said, “The volatile and challenging investment environment did not diminish our ability to raise a significant amount of capital in 2015.  With $23 billion of gross capital raised in the last twelve months and record current dry powder of $22 billion, we are very well positioned to take advantage of the growing number of investment opportunities in our core areas of expertise across distressed debt, corporate debt, control investing and real estate.”
Assets under management (“AUM”) were $97.4 billion as of December 31, 2015, up 7% from $90.8 billion as of December 31, 2014, and down 3% from $100.2 billion as of September 30, 2015. Management fee-generating assets under management (“management fee-generating AUM”) reached $78.9 billion as of December 31, 2015, up 1% from $78.1 billion as of December 31, 2014 and 3% from $76.5 billion as of September 30, 2015.
Strong fundraising continued to drive the year-over-year growth in AUM and management fee-generating AUM. Gross capital raised was $2.8 billion for the fourth quarter of 2015 and $23.1 billion for full-year 2015. Between them, Oaktree Opportunities Funds X and Xb (“Opps X and Xb”) and Oaktree Real Estate Opportunities Fund VII (“ROF VII”) accounted for more than half of the annual total, with the latter driving real estate AUM to a record high of $9.1 billion. As of December 31, 2015, total uncalled capital commitments (so-called dry powder) stood at a record high of $21.7 billion.

Adjusted net income (“ANI”) declined to $49.6 million and $311.9 million for the fourth quarter and full-year 2015, respectively, from $98.7 million and $573.1 million for the comparable 2014 periods. Distributable earnings declined to $104.3 million and $447.6 million for the fourth quarter and full-year 2015, respectively, from $122.0 million and $606.1 million for the comparable 2014 periods. These declines were primarily attributable to lower incentive income, lower fee-related earnings and, in the case of ANI, lower investment income.
In addition to ANI, Oaktree calculates economic net income (loss) (“ENI”) to facilitate comparisons with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on the market values of the funds’ holdings. ENI was a loss of $29.1 million and income of $123.5 million for the fourth quarter and full-year 2015, respectively, as compared to income of $19.0 million and $337.8 million for the comparable 2014 periods. Per Class A unit, ENI was a loss of $0.27 and income of $0.18 for the fourth quarter and full-year 2015, respectively, as compared to a loss of $0.02 and income of $1.44 for the comparable 2014 periods.
GAAP-basis results for the fourth quarter and full-year 2015 included net income attributable to Oaktree Capital Group, LLC of $11.4 million and $71.3 million, respectively, as compared to $24.4 million and $126.3 million for the comparable 2014 periods.
Closed-end funds that Oaktree is currently marketing include ROF VII, Opps X and Xb, Oaktree Infrastructure Fund, Oaktree European Capital Solutions Fund and Oaktree European Principal Fund IV.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2015	2014	2015	2014
Segment Results: (1)	(in thousands, except per unit data or as otherwise indicated)

Segment revenues	$211,981	$266,204	$1,065,864	$1,371,887
Adjusted net income	49,577	98,699	311,862	573,127
Distributable earnings revenues	256,072	281,899	1,166,974	1,385,209
Distributable earnings	104,261	121,974	447,576	606,136
Fee-related earnings revenues	187,747	193,856	753,805	762,823
Fee-related earnings	60,708	67,584	218,562	248,260
Economic net income revenues	64,978	134,555	701,674	1,044,855
Economic net income (loss)	(29,102)	19,046	123,479	337,824
Per Class A Unit: (1)
Adjusted net income	$0.26	$0.61	$1.62	$3.22
Distributable earnings	0.55	0.65	2.42	3.41
Fee-related earnings	0.36	0.40	1.34	1.41
Economic net income (loss)	(0.27)	(0.02)	0.18	1.44
Operating Metrics:
Assets under management (in millions):
Assets under management	$97,359	$90,831	$97,359	$90,831
Management fee-generating assets under management	78,897	78,079	78,897	78,079
Incentive-creating assets under management	31,923	33,861	31,923	33,861
Uncalled capital commitments	21,650	10,333	21,650	10,333
Accrued incentives (fund level):
Incentives created (fund level)	(114,149)	(78,645)	(100,384)	164,370
Incentives created (fund level), net of associated incentive income compensation expense	(60,395)	(50,731)	(66,399)	24,228
Accrued incentives (fund level)	1,585,217	1,949,407	1,585,217	1,949,407
Accrued incentives (fund level), net of associated incentive income compensation expense	811,540	999,923	811,540	999,923

(1)
Beginning with the fourth quarter of 2015, the definition of adjusted net income was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for adjusted net income unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Placement costs associated with closed-end funds amounted to $4.4 million for the first three quarters of 2015 and $25,000 for both the fourth quarter and full-year 2014, and remain expensed as incurred in those periods for both GAAP and ANI purposes. Please refer to the Glossary for more information.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP-basis results and adjusted net income for the year ended December 31, 2015 are subject to the completion of Oaktree’s annual audit.
Operating Metrics
Assets Under Management
AUM was $97.4 billion as of December 31, 2015, $100.2 billion as of September 30, 2015 and $90.8 billion as of December 31, 2014. The $2.8 billion decrease since September 30, 2015 reflected $2.4 billion of net outflows from open-end funds, $1.3 billion of distributions to closed-end fund investors, $0.8 billion in aggregate market-value declines and $0.3 billion of negative foreign-currency translation, partially offset by $2.0 billion in aggregate capital inflows for closed-end funds.
The $6.6 billion increase in AUM since December 31, 2014 reflected $18.4 billion of aggregate capital inflows and fee-generating leverage for closed-end funds, partially offset by $5.2 billion of distributions to closed-end fund investors, $2.4 billion in aggregate market-value declines, $2.3 billion of net outflows from open-end funds, $1.1 billion of negative foreign-currency translation and a $0.8 billion decline in uncalled capital commitments for closed-end funds entering or in liquidation. Capital inflows and fee-generating leverage for closed-end funds included $10.5 billion for Opps X and Xb, $2.1 billion for ROF VII, $1.1 billion for Oaktree Power Opportunities Fund IV (“Power Fund IV”), $0.9 billion for Enhanced Income funds and $0.8 billion for collateralized loan obligation vehicles (“CLOs”). Distributions to closed-end fund investors included $1.9 billion from Distressed Debt funds, $1.3 billion from Real Estate funds and $0.8 billion from Principal Investing funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $78.9 billion as of December 31, 2015, $76.5 billion as of September 30, 2015 and $78.1 billion as of December 31, 2014. The $2.4 billion increase since September 30, 2015 reflected an aggregate $6.1 billion increase from the commencement of the investment periods of Power Fund IV and Oaktree Principal Fund VI (“PF VI”) in November 2015, and Opps X and ROF VII as of January 1, 2016. The increase was partially offset by $2.4 billion of net outflows from open-end funds, $0.9 billion attributable to closed-end funds in liquidation and $0.5 billion of aggregate market-value declines.
The $0.8 billion increase in management fee-generating AUM since December 31, 2014 reflected an aggregate $6.6 billion increase from the commencement of the investment periods of Power Fund IV and PF VI in November 2015, and of Opps X and ROF VII as of January 1, 2016, and $2.8 billion of aggregate fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV. These increases were partially offset by $2.8 billion attributable to closed-end funds in liquidation, $2.3 billion of net outflows from open-end funds, $2.2 billion in aggregate market-value declines and $0.9 billion of negative foreign-currency translation.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $31.9 billion as of December 31, 2015, $33.2 billion as of September 30, 2015 and $33.9 billion as of December 31, 2014. The $1.3 billion decrease since September 30, 2015 reflected the net effect of $1.0 billion in drawdowns by closed-end funds, $1.8 billion in distributions from closed-end funds and $0.3 billion in aggregate market-value declines. The $2.0 billion decrease since December 31, 2014 reflected the net effect of $4.0 billion in drawdowns by closed-end funds, $4.8 billion in distributions from closed-end funds, $0.7 billion in aggregate market-value declines and $0.4 billion of negative foreign-currency translation.
Of the $31.9 billion in incentive-creating AUM as of December 31, 2015, $17.5 billion, or 55%, was generating incentives at the fund level, as compared with $24.3 billion, or 72%, of the $33.9 billion of incentive-creating AUM as of December 31, 2014.

Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.6 billion as of December 31, 2015, $1.7 billion as of September 30, 2015, and $1.9 billion as of December 31, 2014. The fourth quarter of 2015 reflected $114.1 million of negative incentives created (fund level) and $32.9 million of segment incentive income recognized. Full-year 2015 reflected $100.4 million of negative incentives created (fund level) and $263.8 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) were $811.5 million as of December 31, 2015, $890.2 million as of September 30, 2015 and $1.0 billion as of December 31, 2014. As of December 31, 2015, September 30, 2015 and December 31, 2014, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $292.1 million, $317.0 million and $420.7 million, respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $21.7 billion as of December 31, 2015, $20.1 billion as of September 30, 2015 and $10.3 billion as of December 31, 2014. Capital drawn by closed-end funds during the fourth quarter and full-year 2015 aggregated $0.9 billion and $5.9 billion, respectively, as compared with $2.6 billion and $8.8 billion for the comparable periods in 2014.
Segment Results
Revenues
Segment revenues declined $54.2 million, or 20.4%, to $212.0 million in the fourth quarter of 2015, from $266.2 million in the fourth quarter of 2014, reflecting decreases of $6.2 million in management fees, $20.1 million in incentive income and $27.9 million in investment income (loss).
For full-year 2015, segment revenues declined $306.0 million, or 22.3%, to $1.1 billion from $1.4 billion in 2014, reflecting decreases of $9.0 million in management fees, $227.6 million in incentive income and $69.4 million in investment income (loss).
Management Fees
Management fees decreased $6.2 million, or 3.2%, to $187.7 million in the fourth quarter of 2015, from $193.9 million in the fourth quarter of 2014. The decline reflected an aggregate decrease of $18.5 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $12.3 million principally from the start of the investment periods for Power Fund IV and PF VI, as well as closed-end funds for which management fees are based on drawn capital or NAV.
For full-year 2015, management fees decreased $9.0 million, or 1.2%, to $753.8 million from $762.8 million in 2014. The decline reflected an aggregate decrease of $61.5 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $52.5 million principally from the August 2014 Highstar acquisition, closed-end funds for which management fees are based on drawn capital or NAV, new CLOs, and the start of the investment periods for Power Fund IV and PF VI.
Incentive Income
Incentive income decreased $20.1 million, or 37.9%, to $32.9 million in the fourth quarter of 2015, from $53.0 million in the fourth quarter of 2014. Closed-end funds contributing to the fourth-quarter 2015’s $32.9 million included OCM European Principal Opportunities Fund and OCM Opportunities Fund V.
For full-year 2015, incentive income decreased $227.6 million, or 46.3%, to $263.8 million, from $491.4 million in 2014. Full-year 2015 included Oaktree Opportunities Fund VIIb incentive distributions of $59.0 million and tax-

related incentive distributions of $142.8 million, as compared with $201.8 million and $219.7 million, respectively, in 2014.
Investment Income (Loss)
Investment income (loss) decreased $27.9 million, to a loss of $8.6 million in the fourth quarter of 2015, from income of $19.3 million in the fourth quarter of 2014. The decline reflected lower overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $14.6 million and $16.2 million in the fourth quarters of 2015 and 2014, respectively, of which performance fees accounted for $0.4 million and $4.8 million, respectively.
For full-year 2015, investment income decreased $69.4 million, or 59.0%, to $48.3 million, from $117.7 million in 2014, reflecting lower overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine accounted for investment income of $55.0 million and $46.9 million in 2015 and 2014, respectively, of which performance fees accounted for $4.3 million and $10.1 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits increased $0.8 million, or 0.9%, to $93.4 million for the fourth quarter of 2015, from $92.6 million for the fourth quarter of 2014. For full-year 2015, compensation and benefits increased $25.0 million, or 6.6%, to $404.4 million from $379.4 million in 2014, in part reflecting growth in average headcount, including the Highstar acquisition.
Equity-based Compensation
Equity-based compensation increased $4.8 million, or 88.9%, to $10.2 million for the fourth quarter of 2015, from $5.4 million for the fourth quarter of 2014. For full-year 2015, equity-based compensation increased $18.3 million, or 92.9%, to $38.0 million from $19.7 million in 2014. Both increases reflected non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our 2012 initial public offering.
Incentive Income Compensation
Incentive income compensation expense decreased $9.5 million, or 39.4%, to $14.6 million for the fourth quarter of 2015, from $24.1 million for the fourth quarter of 2014, primarily reflecting the 37.9% decline in incentive income. For full-year 2015, incentive income compensation expense decreased $90.1 million, or 38.9%, to $141.8 million from $231.9 million in 2014. The percentage decrease for the annual period was smaller than the corresponding decline of 46.3% in incentive income, primarily as a result of catch-up tax distributions related to incentive interests awarded to certain investment professionals in 2014.
General and Administrative
General and administrative expense decreased $1.5 million, or 4.7%, to $30.6 million for the fourth quarter of 2015, from $32.1 million for the fourth quarter of 2014. For full-year 2015, general and administrative expense decreased $7.2 million, or 5.6%, to $120.8 million from $128.0 million in 2014. Both declines were primarily attributable to lower professional fees and certain other general operating expenses.
Depreciation and Amortization
Depreciation and amortization expense increased $1.4 million, or 87.5%, to $3.0 million for the fourth quarter of 2015, from $1.6 million for the fourth quarter of 2014. For full-year 2015, depreciation and amortization expense increased $2.8 million, or 38.9%, to $10.0 million from $7.2 million in 2014. In each case, the increase in part reflected amortization of leasehold improvements associated with office space expansion.

Other Income (Expense), Net
Beginning with the fourth quarter of 2015, foreign-currency transaction gains and losses have been reclassified from general and administrative expense to other income (expense), net. Prior periods have been recast to retroactively reflect this change. Foreign-currency transactions resulted in net losses of $1.6 million and $0.4 million for the fourth quarter and full-year 2015, respectively, as compared to net gains of $1.1 million and $2.9 million for the comparable 2014 periods. The fourth quarter and full-year 2014 also included losses associated with certain non-operating corporate activities.
Adjusted Net Income
ANI decreased $49.1 million, or 49.7%, to $49.6 million for the fourth quarter of 2015, from $98.7 million for the fourth quarter of 2014, reflecting declines of $10.6 million in incentive income, net of incentive income compensation expense (“net incentive income”), $27.9 million in investment income (loss) and $6.9 million in fee-related earnings. The portion of ANI attributable to our Class A units was $14.6 million and $26.7 million for the fourth quarters of 2015 and 2014, respectively. Per Class A unit, adjusted net income was $0.26 and $0.61 for the fourth quarters of 2015 and 2014, respectively.
For full-year 2015, ANI decreased $261.2 million, or 45.6%, to $311.9 million from $573.1 million in 2014, reflecting declines of $137.5 million in net incentive income, $69.4 million in investment income (loss) and $29.7 million in fee-related earnings. The portion of ANI attributable to our Class A units was $79.9 million and $137.2 million for 2015 and 2014, respectively. Per Class A unit, adjusted net income was $1.62 and $3.22 for 2015 and 2014, respectively.
The effective tax rate applied to ANI for the fourth quarters of 2015 and 2014 was 15% and 4%, respectively, resulting from full-year effective tax rates of 16% and 12%, respectively. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings declined $17.7 million, or 14.5%, to $104.3 million for the fourth quarter of 2015, from $122.0 million for the fourth quarter of 2014, reflecting decreases of $10.6 million in net incentive income and $6.9 million in fee-related earnings, partially offset by a $0.5 million increase in investment income proceeds. For the fourth quarter of 2015, investment income proceeds totaled $35.5 million, including $17.7 million from fund distributions and $17.8 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $35.0 million, of which $14.7 million and $19.3 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.55 and $0.65 per unit for the fourth quarters of 2015 and 2014, respectively, reflecting distributable earnings per Operating Group unit of $0.68 and $0.80, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.
For full-year 2015, distributable earnings declined $158.5 million, or 26.2%, to $447.6 million from $606.1 million in 2014, reflecting decreases of $137.5 million in net incentive income and $29.7 million in fee-related earnings, partially offset by a $18.4 million increase in investment income proceeds. For full-year 2015, investment income proceeds totaled $149.4 million, including $101.3 million from fund distributions and $51.7 million from DoubleLine, as compared with total investment income proceeds in the prior year of $131.0 million, of which $81.4 million and $46.7 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $2.42 and $3.41 per unit for 2015 and 2014, respectively, reflecting distributable earnings per Operating Group unit of $2.91 and $3.97, respectively, less costs borne by Class A unitholders.

Fee-related Earnings
Fee-related earnings decreased $6.9 million, or 10.2%, to $60.7 million for the fourth quarter of 2015, from $67.6 million for the fourth quarter of 2014. The decrease reflected $6.2 million of lower management fees, $0.8 million in higher compensation and benefits, and $1.5 million in lower general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.36 and $0.40 per unit for the fourth quarters of 2015 and 2014, respectively.
For full-year 2015, fee-related earnings decreased $29.7 million, or 12.0%, to $218.6 million from $248.3 million in 2014. The decrease reflected $9.0 million of lower management fees, $25.0 million in higher compensation and benefits, and $7.2 million in lower general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $1.34 and $1.41 per unit for 2015 and 2014, respectively.
The effective tax rate applicable to fee-related earnings for the fourth quarters of 2015 and 2014 was 8% and 6%, respectively, resulting from full-year effective tax rates of 4% and 11%, respectively.  In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $11.4 million for the fourth quarter of 2015, as compared to $24.4 million for the fourth quarter of 2014. For full-year 2015, net income attributable to Oaktree Capital Group, LLC was $71.3 million, as compared to $126.3 million in 2014.
Capital and Liquidity
As of December 31, 2015, Oaktree had $1.1 billion of cash and U.S. Treasury securities and $850 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2015, Oaktree’s investments in funds and companies had a carrying value of $1.4 billion, with the 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $812 million as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the fourth quarter of 2015 of $0.47 per Class A unit. This distribution will be paid on February 26, 2016 to Class A unitholders of record at the close of business on February 19, 2016.
Conference Call
Oaktree will host a conference call to discuss its fourth quarter and full-year 2015 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (888) 566-0564 (U.S. callers) or +1 (402) 998-0673 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $97 billion in assets under management as of December 31, 2015. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Investor Relations Website

Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Alyssa Linn
(310) 201-2040
alinn@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$46,460	$45,821	$195,308	$192,055
Incentive income	2,648	1,839	6,597	1,839
Total revenues	49,108	47,660	201,905	193,894
Expenses:
Compensation and benefits	(97,774)	(96,003)	(416,907)	(388,512)
Equity-based compensation	(14,098)	(11,169)	(54,381)	(41,395)
Incentive income compensation	(53,821)	(50,393)	(160,831)	(221,194)
Total compensation and benefits expense	(165,693)	(157,565)	(632,119)	(651,101)
General and administrative	(32,982)	(20,638)	(110,677)	(99,835)
Depreciation and amortization	(3,991)	(1,865)	(14,022)	(8,003)
Consolidated fund expenses	(65,821)	(41,304)	(184,090)	(188,538)
Total expenses	(268,487)	(221,372)	(940,908)	(947,477)
Other income (loss):
Interest expense	(61,465)	(45,679)	(216,799)	(129,942)
Interest and dividend income	503,178	395,270	1,958,802	1,902,576
Net realized gain (loss) on consolidated funds’ investments	(473,495)	534,988	1,177,150	2,131,584
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(498,636)	(824,892)	(3,767,527)	(993,260)
Investment income	13,240	18,546	51,958	33,695
Other income (expense), net	6,081	2,012	20,006	3,018
Total other income (loss)	(511,097)	80,245	(776,410)	2,947,671
Income (loss) before income taxes	(730,476)	(93,467)	(1,515,413)	2,194,088
Income taxes	(2,296)	552	(17,549)	(18,536)
Net income (loss)	(732,772)	(92,915)	(1,532,962)	2,175,552
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	775,162	193,762	1,809,683	(1,649,890)
Net income attributable to non-controlling interests in consolidated subsidiaries	(30,995)	(76,457)	(205,372)	(399,379)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283
Distributions declared per Class A unit	$0.40	$0.62	$2.10	$3.15
Net income per unit (basic and diluted):
Net income per Class A unit	$0.21	$0.56	$1.45	$2.97
Weighted average number of Class A units outstanding	55,317	43,616	49,324	42,582

Segment Financial Data

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2015	2014	2015	2014
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$187,747	$193,856	$753,805	$762,823
Incentive income	32,854	53,004	263,806	491,402
Investment income (loss)	(8,620)	19,344	48,253	117,662
Total revenues	211,981	266,204	1,065,864	1,371,887
Expenses:
Compensation and benefits	(93,446)	(92,583)	(404,442)	(379,360)
Equity-based compensation	(10,218)	(5,426)	(37,978)	(19,705)
Incentive income compensation	(14,570)	(24,082)	(141,822)	(231,871)
General and administrative	(30,602)	(32,090)	(120,783)	(127,954)
Depreciation and amortization	(2,991)	(1,599)	(10,018)	(7,249)
Total expenses	(151,827)	(155,780)	(715,043)	(766,139)
Adjusted net income before interest and other income (expense)	60,154	110,424	350,821	605,748
Interest expense, net of interest income (2).	(8,929)	(9,212)	(35,032)	(30,190)
Other income (expense), net	(1,648)	(2,513)	(3,927)	(2,431)
Adjusted net income	$49,577	$98,699	$311,862	$573,127

Adjusted net income-OCG	$14,602	$26,679	$79,941	$137,159
Adjusted net income per Class A unit	0.26	0.61	1.62	3.22
Distributable earnings	104,261	121,974	447,576	606,136
Distributable earnings-OCG	30,360	28,398	119,406	145,370
Distributable earnings per Class A unit	0.55	0.65	2.42	3.41
Fee-related earnings	60,708	67,584	218,562	248,260
Fee-related earnings-OCG	19,967	17,601	66,328	59,915
Fee-related earnings per Class A unit	0.36	0.40	1.34	1.41
Economic net income (loss)	(29,102)	19,046	123,479	337,824
Economic net income (loss)-OCG	(14,725)	(878)	8,716	61,456
Economic net income (loss) per Class A unit	(0.27)	(0.02)	0.18	1.44

Weighted average number of Operating Group units outstanding	153,970	152,853	153,751	152,660
Weighted average number of Class A units outstanding	55,317	43,616	49,324	42,582

Operating Metrics:
Assets under management (in millions):
Assets under management	$97,359	$90,831	$97,359	$90,831
Management fee-generating assets under management	78,897	78,079	78,897	78,079
Incentive-creating assets under management	31,923	33,861	31,923	33,861
Uncalled capital commitments (3).	21,650	10,333	21,650	10,333
Accrued incentives (fund level): (4)
Incentives created (fund level)	(114,149)	(78,645)	(100,384)	164,370
Incentives created (fund level), net of associated incentive income compensation expense	(60,395)	(50,731)	(66,399)	24,228
Accrued incentives (fund level)	1,585,217	1,949,407	1,585,217	1,949,407
Accrued incentives (fund level), net of associated incentive income compensation expense	811,540	999,923	811,540	999,923

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Beginning with the fourth quarter of 2015, the definition of adjusted net income was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for adjusted net income are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for adjusted net income unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $1.1 million and $0.9 million for the three months ended December 31, 2015 and 2014, respectively, and $5.1 million and $3.6 million for the years ended December 31, 2015 and 2014, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		December 31, 2015	September 30, 2015	December 31, 2014
		(in millions)
Assets Under Management:
Closed-end funds		$59,430	$59,318	$48,203
Open-end funds		33,202	35,914	37,452
Evergreen funds		4,727	5,005	5,176
Total		$97,359	$100,237	$90,831

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions)
Change in Assets Under Management:
Beginning balance	$100,237	$93,224	$90,831	$83,605
Closed-end funds:
Capital commitments/other (1).	1,982	876	17,868	4,172
Acquisition (Highstar)	—	—	—	2,349
Distributions for a realization event/other (2).	(1,323)	(2,615)	(5,225)	(6,956)
Change in uncalled capital commitments for funds entering or in liquidation (3)	85	(169)	(767)	(315)
Foreign-currency translation	(194)	(284)	(706)	(868)
Change in market value (4).	(405)	171	(522)	2,279
Change in applicable leverage	(33)	355	579	857
Open-end funds:
Contributions	729	1,287	4,919	9,123
Redemptions	(3,127)	(1,232)	(7,260)	(4,415)
Foreign-currency translation	(81)	(186)	(422)	(522)
Change in market value (4).	(233)	(387)	(1,487)	398
Evergreen funds:
Contributions or new capital commitments	61	87	349	1,447
Redemptions or distributions	(161)	(89)	(359)	(218)
Distributions from restructured funds	(28)	(20)	(47)	(55)
Foreign-currency translation	—	5	—	6
Change in market value (4).	(150)	(192)	(392)	(56)
Ending balance	$97,359	$90,831	$97,359	$90,831

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		December 31, 2015	September 30, 2015	December 31, 2014
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$6,580	$6,799	$5,255
Other closed-end funds		35,709	30,228	32,017
Open-end funds		33,135	35,840	37,383
Evergreen funds		3,473	3,622	3,424
Total		$78,897	$76,489	$78,079

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$76,489	$79,146	$78,079	$71,950
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	6,130	533	7,354	1,667
Acquisition (Highstar)	—	—	—	1,882
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	321	277	1,175	959
Change attributable to funds in liquidation (2).	(925)	(1,387)	(2,812)	(3,303)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	62	—	(409)	(169)
Distributions by funds that pay fees based on NAV/other (4).	(92)	(35)	(381)	(511)
Foreign-currency translation	(122)	(201)	(443)	(662)
Change in market value (5).	(171)	(52)	(294)	29
Change in applicable leverage	59	342	827	958
Open-end funds:
Contributions	728	1,261	4,903	9,095
Redemptions	(3,126)	(1,232)	(7,243)	(4,418)
Foreign-currency translation	(81)	(185)	(421)	(521)
Change in market value	(226)	(386)	(1,487)	397
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	146	252	760	998
Redemptions or distributions	(157)	(83)	(322)	(214)
Change in market value	(138)	(171)	(389)	(58)
Ending balance	$78,897	$78,079	$78,897	$78,079

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	December 31, 2015	September 30, 2015	December 31, 2014
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$97,359	$100,237	$90,831
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(2,958)	(3,381)	(5,521)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(8,215)	(14,544)	(320)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(4,754)	(3,279)	(4,528)
Oaktree’s general partner investments in management fee-generating funds	(1,357)	(1,240)	(1,231)
Closed-end funds that are no longer paying management fees and co-investments that pay no management fees	(1,016)	(1,102)	(924)
Funds for which management fees were permanently waived	(162)	(202)	(228)
Management fee-generating assets under management	$78,897	$76,489	$78,079

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	December 31, 2015	September 30, 2015	December 31, 2014
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.52	1.53	1.54
Open-end funds	0.48	0.47	0.47
Evergreen funds	1.43	1.46	1.53
Overall	0.99	0.94	0.96

Incentive-creating AUM

	As of
	December 31, 2015	September 30, 2015	December 31, 2014
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$30,100	$31,290	$31,743
Evergreen funds	1,823	1,955	2,118
Total	$31,923	$33,245	$33,861
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2015	2014	2015	2014
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,732,220	$2,081,056	$1,949,407	$2,276,439
Incentives created (fund level):
Closed-end funds	(114,047)	(69,115)	(100,633)	163,194
Evergreen funds	(102)	(9,530)	249	1,176
Total incentives created (fund level)	(114,149)	(78,645)	(100,384)	164,370
Less: segment incentive income recognized by us	(32,854)	(53,004)	(263,806)	(491,402)
Ending balance	$1,585,217	$1,949,407	$1,585,217	$1,949,407
Accrued incentives (fund level), net of associated incentive income compensation expense	$811,540	$999,923	$811,540	$999,923
Uncalled Capital Commitments
Uncalled capital commitments were $21.7 billion as of December 31, 2015, $20.1 billion as of September 30, 2015 and $10.3 billion as of December 31, 2014.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income (1)
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$187,747	$193,856	$753,805	$762,823
Incentive income	32,854	53,004	263,806	491,402
Investment income (loss)	(8,620)	19,344	48,253	117,662
Total revenues	211,981	266,204	1,065,864	1,371,887
Expenses:
Compensation and benefits	(93,446)	(92,583)	(404,442)	(379,360)
Equity-based compensation	(10,218)	(5,426)	(37,978)	(19,705)
Incentive income compensation	(14,570)	(24,082)	(141,822)	(231,871)
General and administrative	(30,602)	(32,090)	(120,783)	(127,954)
Depreciation and amortization	(2,991)	(1,599)	(10,018)	(7,249)
Total expenses	(151,827)	(155,780)	(715,043)	(766,139)
Adjusted net income before interest and other income (expense)	60,154	110,424	350,821	605,748
Interest expense, net of interest income	(8,929)	(9,212)	(35,032)	(30,190)
Other income (expense), net	(1,648)	(2,513)	(3,927)	(2,431)
Adjusted net income	49,577	98,699	311,862	573,127
Adjusted net income attributable to OCGH non-controlling interest	(31,767)	(70,537)	(214,629)	(415,859)
Non-Operating Group expenses	(673)	(496)	(2,097)	(1,645)
Adjusted net income-OCG before income taxes	17,137	27,666	95,136	155,623
Income taxes-OCG	(2,535)	(987)	(15,195)	(18,464)
Adjusted net income-OCG	$14,602	$26,679	$79,941	$137,159
Adjusted net income per Class A unit	$0.26	$0.61	$1.62	$3.22
Weighted average number of Class A units outstanding	55,317	43,616	49,324	42,582

(1)
Beginning with the fourth quarter of 2015, the definition of adjusted net income was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for adjusted net income are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for adjusted net income unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Placement costs associated with closed-end funds amounted to $4.4 million for the first three quarters of 2015 and $25,000 for both the fourth quarter and full-year 2014, and remain expensed as incurred in those periods for both GAAP and ANI purposes.

Investment Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$(6,230)	$78	$7,020	$15,767
Convertible Securities	45	(84)	(201)	143
Distressed Debt	(12,088)	(18,313)	(46,977)	(894)
Control Investing	(1,055)	3,936	17,072	26,369
Real Estate	2,618	11,620	14,980	32,347
Listed Equities	(6,594)	2,086	(1,857)	8,466
Non-Oaktree funds	(119)	278	7,930	2,479
Income from investments in companies	14,803	19,743	50,286	32,985
Total investment income (loss)	$(8,620)	$19,344	$48,253	$117,662

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$187,747	$193,856	$753,805	$762,823
Incentive income	32,854	53,004	263,806	491,402
Receipts of investment income from funds (1).	17,679	14,749	101,296	81,438
Receipts of investment income from companies	17,792	20,290	48,067	49,546
Total distributable earnings revenues	256,072	281,899	1,166,974	1,385,209
Expenses:
Compensation and benefits	(93,446)	(92,583)	(404,442)	(379,360)
Incentive income compensation	(14,570)	(24,082)	(141,822)	(231,871)
General and administrative	(30,602)	(32,090)	(120,783)	(127,954)
Depreciation and amortization	(2,991)	(1,599)	(10,018)	(7,249)
Total expenses	(141,609)	(150,354)	(677,065)	(746,434)
Other income (expense):
Interest expense, net of interest income	(8,929)	(9,212)	(35,032)	(30,190)
Operating Group income tax (expense) benefit	375	2,154	(3,374)	(18)
Other income (expense), net	(1,648)	(2,513)	(3,927)	(2,431)
Distributable earnings	$104,261	$121,974	$447,576	$606,136

Distribution Calculation:
Operating Group distribution with respect to the period	$86,162	$103,940	$377,095	$507,186
Distribution per Operating Group unit	$0.56	$0.68	$2.45	$3.32
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	—	(0.02)	(0.02)	(0.21)
Tax receivable agreement	(0.08)	(0.09)	(0.38)	(0.36)
Non-Operating Group expenses	(0.01)	(0.01)	(0.04)	(0.04)
Distribution per Class A unit (2).	$0.47	$0.56	$2.01	$2.71

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended December 31, 2015, the distribution was announced on February 9, 2016 and is payable on February 26, 2016.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Weighted Average Units:
OCGH	98,653	109,237	104,427	110,078
Class A	55,317	43,616	49,324	42,582
Total	153,970	152,853	153,751	152,660
Units Eligible for Fiscal Period Distribution:
OCGH	91,938	109,089
Class A	61,923	43,764
Total	153,861	152,853

As previously disclosed, in the fourth quarter of 2015 our board of directors approved the exchange of 12,998,725 outstanding OCGH units held by employees, former employees and other existing OCGH unitholders into an equal number of our Class A units, which continued to be owned by the same unitholders.  The exchange did not result in an increase to the tax receivable agreement liability. The Class A units issued in the exchange are subject to a three-year lock-up that will be released in equal quarterly increments, generally two business days after our quarterly earnings release, starting with this earnings release for the fourth quarter of 2015.  As a result, approximately 1.1 million Class A units will become newly eligible for sale each quarter.
Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$130,590	$134,930	$518,513	$536,794
Open-end funds	43,150	44,745	178,409	173,018
Evergreen funds	14,007	14,181	56,883	53,011
Total management fees	187,747	193,856	753,805	762,823
Expenses:
Compensation and benefits	(93,446)	(92,583)	(404,442)	(379,360)
General and administrative	(30,602)	(32,090)	(120,783)	(127,954)
Depreciation and amortization	(2,991)	(1,599)	(10,018)	(7,249)
Total expenses	(127,039)	(126,272)	(535,243)	(514,563)
Fee-related earnings	60,708	67,584	218,562	248,260
Fee-related earnings attributable to OCGH non-controlling interest	(38,898)	(48,299)	(148,119)	(178,944)
Non-Operating Group expenses	(213)	(496)	(1,691)	(1,647)
Fee-related earnings-OCG before income taxes	21,597	18,789	68,752	67,669
Fee-related earnings-OCG income taxes	(1,630)	(1,188)	(2,424)	(7,754)
Fee-related earnings-OCG	$19,967	$17,601	$66,328	$59,915
Fee-related earnings per Class A unit	$0.36	$0.40	$1.34	$1.41
Weighted average number of Class A units outstanding	55,317	43,616	49,324	42,582

Segment Statements of Financial Condition

	As of
	December 31, 2015	September 30, 2015	December 31, 2014
	(in thousands)
Assets:
Cash and cash-equivalents	$476,046	$417,168	$405,290
U.S. Treasury securities	661,116	656,120	655,529
Corporate investments	1,434,109	1,465,195	1,515,443
Deferred tax assets	425,798	430,797	357,364
Receivables and other assets	260,659	263,680	334,173
Total assets	$3,257,728	$3,232,960	$3,267,799
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$368,980	$314,757	$390,196
Due to affiliates	356,851	370,949	309,214
Debt obligations	850,000	850,000	850,000
Total liabilities	1,575,831	1,535,706	1,549,410
Capital:
OCGH non-controlling interest in consolidated subsidiaries	944,882	1,097,164	1,172,663
Unitholders’ capital attributable to Oaktree Capital Group, LLC	737,015	600,090	545,726
Total capital	1,681,897	1,697,254	1,718,389
Total liabilities and capital	$3,257,728	$3,232,960	$3,267,799
Corporate Investments

	As of
	December 31, 2015	September 30, 2015	December 31, 2014
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$432,228	$446,151	$426,677
Convertible Securities	18,497	18,452	18,698
Distressed Debt	379,676	388,459	433,715
Control Investing	267,692	255,798	249,840
Real Estate	135,922	148,853	134,631
Listed Equities	105,631	123,152	149,901
Non-Oaktree funds	65,901	69,146	49,441
Investments in companies	28,562	15,184	52,540
Total corporate investments	$1,434,109	$1,465,195	$1,515,443

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb	TBD	—	$7,530	$—	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (6)	Jan. 2016	Jan. 2019	2,955	443	(39)	—	404	2,881	—	—	455	nm	nm	0.9x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	5,066	(322)	3	4,741	4,966	—	—	5,759	(0.6)%	(4.0)%	1.0
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	2,692	453	864	2,281	2,260	52	—	2,639	7.7	4.3	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	1,096	456	988	564	552	15	6	540	12.9	10.4	1.5
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	4,507	1,868	4,048	2,327	2,330	143	170	2,091	12.1	8.4	1.5
Special Account A	Nov. 2008	Oct. 2012	253	253	280	463	70	75	42	14	—	28.1	22.7	2.1
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	9,844	8,685	17,328	1,201	1,561	1,453	235	—	22.0	16.7	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	3,598	1,439	4,597	440	783	81	—	561	10.3	7.5	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	1,773	1,316	2,833	256	391	134	123	—	12.1	8.9	1.8
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	1,179	967	2,096	50	—	179	10	—	18.5	14.2	1.9
Legacy funds (7).	Various	Various	9,543	9,543	8,199	17,695	47	—	1,113	10	—	24.2	19.3	1.9
												22.1%	16.3%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII	Jan. 2016	Jan. 2020	$2,104	$—	$(4)	$—	$(4)	$1,466	$—	$—	$—	n/a	n/a	n/a
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	2,677	933	427	3,183	2,610	2	178	2,666	21.6%	14.5%	1.4x
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	1,283	872	1,074	1,081	588	30	136	624	18.6	13.6	1.8
Special Account D	Nov. 2009	Nov. 2012	256	263	166	262	167	93	2	14	114	14.8	12.6	1.7
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	450	385	570	265	174	15	57	94	16.4	11.2	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	707	636	1,290	53	—	115	11	—	15.5	11.5	2.0
Legacy funds (7).	Various	Various	1,634	1,610	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
												15.7%	12.2%
Real Estate Debt
Oaktree Real Estate Debt Fund (8).	Sep. 2013	Sep. 2016	$1,112	$385	$41	$252	$174	$374	$—	$6	$145	21.7%	15.2%	1.2x
Oaktree PPIP Fund (9) .	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2	n/a	1.4

European Principal Investments (10)
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	€2,650	€1,338	€285	€3,703	€3,264	€—	€260	€2,875	23.6%	15.6%	1.6x
OCM European Principal Opportunities Fund II (11)	Dec. 2007	Dec. 2012	€1,759	€1,731	€553	€1,476	€808	€365	€29	€—	€989	10.2	6.3	1.5
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	$473	$454	$846	$81	$71	$48	$38	$—	11.7	8.9	2.1
												14.4%	9.8%
European Private Debt
Oaktree European Capital Solutions Fund	Dec. 2015	Dec. 2018	€98	€—	€(1)	€—	€(1)	€26	€—	€—	€—	n/a	n/a	n/a
Oaktree European Dislocation Fund (8).	Oct. 2013	Oct. 2016	€294	€172	€25	€87	€110	€168	€—	€4	€94	25.8%	18.7%	1.2x
Special Account E	Oct. 2013	Apr. 2015	€379	€261	€43	€94	€210	€217	€—	€6	€191	15.5	12.0	1.2
												18.1%	13.5%

			As of December 31, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Global Principal Investments
Oaktree Principal Fund VI (6)	Nov. 2015	Nov. 2018	$1,223	$116	$1	$30	$87	$1,167	$—	$—	$94	nm	nm	1.1x
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	2,827	2,586	475	1,251	1,810	1,839	50	—	2,204	9.2%	4.4%	1.3
Special Account C	Dec. 2008	Feb. 2014	505	460	199	332	327	361	16	16	304	12.1	8.4	1.5
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	3,328	2,037	3,501	1,864	1,205	22	129	1,704	10.8	8.1	1.7
OCM Principal Opportunities Fund III	Nov. 2003	Nov. 2008	1,400	1,400	875	2,166	109	—	149	21	—	13.8	9.5	1.8
Legacy funds (7).	Various	Various	2,301	2,301	1,839	4,138	2	—	236	—	—	14.5	11.6	1.8
												12.9%	9.3%
Power Opportunities
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	$1,106	$—	$(8)	$—	$(8)	$1,078	$—	$—	$—	n/a	n/a	n/a
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	685	317	362	640	477	—	60	459	23.4%	13.7%	1.6x
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	541	1,450	1,982	9	—	100	1	—	76.1	58.8	3.9
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												34.8%	26.7%
Infrastructure Investing
Highstar Capital IV (12).	Nov. 2010	Nov. 2016	$2,346	$1,858	$292	$302	$1,848	$1,882	$—	$—	$1,525	14.0%	7.8%	1.3x

Mezzanine Finance
Oaktree Mezzanine Fund IV (6) (8)	Oct. 2014	Oct. 2019	$842	$171	$8	$6	$173	$164	$—	$—	$171	nm	nm	1.1x
Oaktree Mezzanine Fund III (13).	Dec. 2009	Dec. 2014	1,592	1,423	343	1,291	475	467	1	22	450	15.1%	10.3% / 8.1%	1.3
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	1,107	528	1,489	146	167	—	—	157	11.4	7.9	1.6
OCM Mezzanine Fund (14).	Oct. 2001	Oct. 2006	808	773	302	1,073	2	—	38	—	—	15.4	10.8 / 10.5	1.5
												13.2%	8.9%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2016	$384	$181	$(20)	$—	$161	$364	$—	$—	$202	(4.5)%	(8.3)%	0.9x
Special Account F	Jan. 2014	Jan. 2017	253	119	(13)	—	106	105	—	—	133	(5.8)	(7.9)	0.9
				71,617	(10)			34,839	(10)	1,550	(10)	(5.0)%	(8.1)%
		Other (15)		11,821				7,360		30
		Total (16)		$83,438	(17)			$42,199		$1,580

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2015 was less than 18 months.

(7)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(8)
Management fees during the investment period are calculated on drawn, rather than committed, capital. As a result, as of December 31, 2015 management fee-generating AUM included only that portion of committed capital that had been drawn.

(9)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(10)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the December 31, 2015 spot rate of $1.09.

(11)
As of February 1, 2016, the Company elected to temporarily defer management fees from the fund, thus reducing the effective blended management fee-generating AUM applicable to the first quarter of 2016 to €365 million, from €1.1 billion.

(12)
The fund includes co-investments of $408 million in AUM for which we earn no management fees or incentive allocation. Those co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of December 31, 2015, Oaktree had not recognized any incentive income from this fund. Under the terms of the Highstar acquisition, Oaktree is effectively entitled to approximately 8% of the potential incentives generated by this fund.

(13)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.3% and Class B interests was 8.1%. The combined net IRR for Class A and Class B interests was 9.5%.

(14)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(15)
This includes our closed-end Senior Loan funds, Oaktree Asia Special Situations Fund, OCM Asia Principal Opportunities Fund, CLOs, a non-Oaktree fund, certain separate accounts, co-investments and certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies.

(16)
This excludes two closed-end funds with management fee-generating AUM aggregating $507 million as of December 31, 2015, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $417 million of management fee-generating AUM.

(17)	The aggregate change in drawn capital for the three months ended December 31, 2015 was $0.9 billion.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2015	Year Ended December 31, 2015			Since Inception through December 31, 2015
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$14,542	(3.6)%	(4.1)%	(5.4)%	9.2%	8.7%	8.1%	0.76	0.51
Global High Yield Bonds	Nov. 2010	4,090	(3.2)	(3.7)	(3.9)	6.0	5.5	5.1	0.89	0.79
European High Yield Bonds	May 1999	1,127	2.8	2.3	1.8	8.0	7.4	6.0	0.66	0.39
U.S. Convertibles	Apr. 1987	3,965	(3.7)	(4.2)	(3.0)	9.4	8.9	8.0	0.47	0.34
Non-U.S. Convertibles	Oct. 1994	2,084	5.7	5.1	5.4	8.6	8.0	5.9	0.79	0.41
High Income Convertibles	Aug. 1989	767	1.2	0.4	(5.6)	11.3	10.5	7.9	1.02	0.54
U.S. Senior Loans	Sept. 2008	1,987	(3.5)	(4.0)	(0.4)	5.5	5.0	4.7	0.95	0.55
European Senior Loans	May 2009	1,554	3.8	3.3	3.1	8.7	8.2	9.6	1.67	1.70
Emerging Markets Equities	Jul. 2011	3,019	(19.1)	(19.7)	(14.9)	(5.1)	(5.8)	(5.5)	(0.27)	(0.30)
Total		$33,135

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of December 31, 2015				Year Ended December 31, 2015		Since Inception through December 31, 2015
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	Jul. 2012	$2,942	$2,010	$ n/a		(4.2)%	(5.2)%	6.2%	4.1%
Value Opportunities	Sept. 2007	1,291	1,236	—	(3)	(14.6)	(16.4)	8.6	4.4
Value Equities (4)	May 2012	307	191	—	(3)	(13.7)	(15.0)	16.9	11.2
Emerging Markets Absolute Return	Apr. 1997	146	126	—	(3)	(2.6)	(4.1)	13.3	8.9
			3,563	—
Restructured funds			—	5
Total (2) (5)			$3,563	$5

(1)	Returns represent time-weighted rates of return.

(2)	Includes two closed-end funds with an aggregate $732 million and $507 million of AUM and management fee-generating AUM, respectively.

(3)
As of December 31, 2015, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $249 million for Value Opportunities, $23 million for Value Equities and $9 million for Emerging Markets Absolute Return.

(4)	Includes performance results of a proprietary fund with an initial capital commitment of $25 million since its inception on May 1, 2012.

(5)
Total excludes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $417 million of management fee-generating AUM as of December 31, 2015.

GLOSSARY
In the fourth quarter of 2015, we made certain changes to the calculation methodology of adjusted net income. These changes were made to keep our segment reporting consistent with the data that our chief operating decision maker uses to manage the business. One change involves third-party placement costs associated with the marketing of closed-end funds, which now are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream. Previously, these placement costs were expensed as incurred, which mirrors their treatment under GAAP and remains the case for any such costs associated with open-end and evergreen funds. Prior-period placement costs associated with closed-end funds were deemed to be immaterial and thus ANI has not been recast for this change. The other changes involve two areas related to foreign currency: gains and losses stemming from our hedging activities, and income or expense from foreign-currency transactions. Previously, all of these income statement effects, whether realized or unrealized, were included in the particular period’s general and administrative expense. This treatment remains the case for GAAP presentation. However, for ANI, realized gains and losses from our foreign-currency hedging activities now are included in the same revenue or expense line item as the underlying exposure that was hedged. Unrealized gains and losses from such hedging activities are deferred until realized. Foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have been recast to retroactively reflect these changes involving foreign-currency hedging and transactions.
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Beginning with the fourth quarter of 2015, the definition of ANI was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any

Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense related to unit grants made after our initial public offering.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-

related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings (1)	$60,708	$67,584	$218,562	$248,260
Incentive income	32,854	53,004	263,806	491,402
Incentive income compensation	(14,570)	(24,082)	(141,822)	(231,871)
Investment income (loss)	(8,620)	19,344	48,253	117,662
Equity-based compensation (2)	(10,218)	(5,426)	(37,978)	(19,705)
Interest expense, net of interest income	(8,929)	(9,212)	(35,032)	(30,190)
Other income (expense), net	(1,648)	(2,513)	(3,927)	(2,431)
Adjusted net income	49,577	98,699	311,862	573,127
Incentive income (3)	39,251	26,311	19,002	(28,813)
Incentive income compensation (3)	(39,251)	(26,311)	(19,009)	10,677
Equity-based compensation (4)	(3,880)	(5,743)	(16,403)	(21,690)
Placement costs (5)	(3,619)	—	(3,619)	—
Foreign-currency hedging (6)	(1,660)	(324)	(2,619)	2,003
Acquisition-related items (7)	(316)	(1,954)	(5,251)	(2,442)
Income taxes (8)	(2,296)	552	(17,549)	(18,536)
Non-Operating Group expenses (9)	(673)	(496)	(2,097)	(1,645)
Non-controlling interests (9)	(25,738)	(66,344)	(192,968)	(386,398)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(5)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income and net income attributable to OCG.

(6)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(7)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(8)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(9)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings-OCG (1)	$19,967	$17,601	$66,328	$59,915
Incentive income attributable to OCG	11,804	15,124	81,314	132,901
Incentive income compensation attributable to OCG	(5,234)	(6,872)	(43,414)	(62,719)
Investment income (loss) attributable to OCG	(3,097)	5,520	13,693	32,399
Equity-based compensation attributable to OCG (2)	(3,671)	(1,548)	(12,259)	(5,517)
Interest expense, net of interest income attributable to OCG	(3,670)	(2,629)	(11,642)	(8,439)
Other income (expense) attributable to OCG	(592)	(718)	(1,308)	(671)
Non-fee-related earnings income taxes attributable to OCG (3)	(905)	201	(12,771)	(10,710)
Adjusted net income-OCG (1)	14,602	26,679	79,941	137,159
Incentive income attributable to OCG (4)	14,102	7,507	8,087	(6,641)
Incentive income compensation attributable to OCG (4)	(14,102)	(7,507)	(8,209)	1,913
Equity-based compensation attributable to OCG (5)	(1,395)	(1,638)	(5,238)	(6,053)
Placement costs attributable to OCG (6)	(1,301)	—	(1,301)	—
Foreign-currency hedging attributable to OCG (7)	(595)	(92)	(1,006)	603
Acquisition-related items attributable to OCG (8)	(113)	(559)	(1,628)	(698)
Non-controlling interests attributable to OCG (8)	197	—	703	—
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(6)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income-OCG and net income attributable to OCG.

(7)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(8)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Fee-related earnings revenues	$187,747	$193,856	$753,805	$762,823
Incentive income	32,854	53,004	263,806	491,402
Investment income (loss)	(8,620)	19,344	48,253	117,662
Segment revenues	211,981	266,204	1,065,864	1,371,887
Consolidated funds (1)	(149,633)	(199,998)	(812,001)	(1,144,298)
Investment income (2)	(13,240)	(18,546)	(51,958)	(33,695)
GAAP revenues	$49,108	$47,660	$201,905	$193,894

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings	$104,261	$121,974	$447,576	$606,136
Investment income (loss) (1)	(8,620)	19,344	48,253	117,662
Receipts of investment income from funds (2)	(17,679)	(14,749)	(101,296)	(81,438)
Receipts of investment income from companies	(17,792)	(20,290)	(48,067)	(49,546)
Equity-based compensation (3)	(10,218)	(5,426)	(37,978)	(19,705)
Operating Group income taxes	(375)	(2,154)	3,374	18
Adjusted net income	49,577	98,699	311,862	573,127
Reconciling adjustments (4)	(38,182)	(74,309)	(240,513)	(446,844)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)
This adjustment adds back segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment eliminates the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)	Please refer to the table on page 31 for a detailed reconciliation of adjusted net income to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings-OCG (1)	$30,360	$28,398	$119,406	$145,370
Investment income (loss) attributable to OCG	(3,097)	5,520	13,693	32,399
Receipts of investment income from funds attributable to OCG	(6,352)	(4,209)	(32,163)	(22,674)
Receipts of investment income from companies attributable to OCG	(6,392)	(5,790)	(15,735)	(13,892)
Equity-based compensation attributable to OCG (2)	(3,671)	(1,548)	(12,259)	(5,517)
Distributable earnings-OCG income taxes	1,504	1,920	2,083	4,138
Tax receivable agreement	4,920	3,991	19,090	15,853
Income taxes of Intermediate Holding Companies	(2,670)	(1,603)	(14,174)	(18,518)
Adjusted net income-OCG (1)	14,602	26,679	79,941	137,159
Reconciling adjustments (3)	(3,207)	(2,289)	(8,592)	(10,876)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Distributable earnings	$104,261	$121,974	$447,576	$606,136
Distributable earnings attributable to OCGH non-controlling interest	(66,804)	(87,169)	(304,900)	(439,130)
Non-Operating Group expenses	(673)	(496)	(2,097)	(1,645)
Distributable earnings-OCG income taxes	(1,504)	(1,920)	(2,083)	(4,138)
Tax receivable agreement	(4,920)	(3,991)	(19,090)	(15,853)
Distributable earnings-OCG	$30,360	$28,398	$119,406	$145,370
Distributable earnings-OCG per Class A unit	$0.55	$0.65	$2.42	$3.41

(2)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)	Please refer to the table on page 32 for a detailed reconciliation of adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Distributable earnings revenues	$256,072	$281,899	$1,166,974	$1,385,209
Investment income (loss)	(8,620)	19,344	48,253	117,662
Receipts of investment income from funds	(17,679)	(14,749)	(101,296)	(81,438)
Receipts of investment income from companies	(17,792)	(20,290)	(48,067)	(49,546)
Segment revenues	211,981	266,204	1,065,864	1,371,887
Consolidated funds (1)	(149,633)	(199,998)	(812,001)	(1,144,298)
Investment income (2)	(13,240)	(18,546)	(51,958)	(33,695)
GAAP revenues	$49,108	$47,660	$201,905	$193,894

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Economic net income (loss) (1)	$(29,102)	$19,046	$123,479	$337,824
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	78,679	79,653	188,383	235,303
Adjusted net income	49,577	98,699	311,862	573,127
Reconciling adjustments (3)	(38,182)	(74,309)	(240,513)	(446,844)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please refer to the table on page 31 for a detailed reconciliation of adjusted net income to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Economic net income (loss)-OCG (1)	$(14,725)	$(878)	$8,716	$61,456
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	28,267	22,727	64,283	66,531
Economic net income (loss)-OCG income taxes	3,595	5,817	22,137	27,636
Income taxes-OCG	(2,535)	(987)	(15,195)	(18,464)
Adjusted net income-OCG (1)	14,602	26,679	79,941	137,159
Reconciling adjustments (2)	(3,207)	(2,289)	(8,592)	(10,876)
Net income attributable to Oaktree Capital Group, LLC	$11,395	$24,390	$71,349	$126,283

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit data)
Economic net income (loss)	$(29,102)	$19,046	$123,479	$337,824
Economic net (income) loss attributable to OCGH non-controlling interest	18,645	(13,611)	(90,529)	(247,087)
Non-Operating Group expenses	(673)	(496)	(2,097)	(1,645)
Economic net income (loss)-OCG income taxes	(3,595)	(5,817)	(22,137)	(27,636)
Economic net income (loss)-OCG	$(14,725)	$(878)	$8,716	$61,456
Economic net income (loss) per Class A unit	$(0.27)	$(0.02)	$0.18	$1.44

(2)	Please refer to the table on page 32 for a detailed reconciliation of adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.
The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Economic net income revenues	$64,978	$134,555	$701,674	$1,044,855
Incentives created	114,149	78,645	100,384	(164,370)
Incentive income	32,854	53,004	263,806	491,402
Segment revenues	211,981	266,204	1,065,864	1,371,887
Consolidated funds (1)	(149,633)	(199,998)	(812,001)	(1,144,298)
Investment income (2)	(13,240)	(18,546)	(51,958)	(33,695)
GAAP revenues	$49,108	$47,660	$201,905	$193,894

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended December 31, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$187,747	$(141,287)	$46,460
Incentive income (1)	32,854	(30,206)	2,648
Investment income (loss) (1)	(8,620)	21,860	13,240
Total expenses (2)	(151,827)	(116,660)	(268,487)
Interest expense, net (3)	(8,929)	(52,536)	(61,465)
Other income (expense), net (4)	(1,648)	7,729	6,081
Other income (loss) of consolidated funds (5)	—	(468,953)	(468,953)
Income taxes	—	(2,296)	(2,296)
Net loss attributable to non-controlling interests in consolidated funds	—	775,162	775,162
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(30,995)	(30,995)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$49,577	$(38,182)	$11,395
Corporate investments (6)	$1,434,109	$(1,220,121)	$213,988
Total assets (7)	$3,257,728	$48,553,370	$51,811,098

(1)
The adjustment represents the elimination of amounts earned from the consolidated funds and for management fees, the reclassification of $2,123 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,996 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $62,073, (c) expenses incurred by the Intermediate Holding Companies of $213, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $39,251, (e) acquisition-related items of $316, (f) adjustments of $6,081 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $116 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,619 related to third-party placement costs, (i) $1,185 of net losses related to foreign-currency hedging activities, and (j) other expenses of $42.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $6,081 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,648 in net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended December 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$193,856	$(148,035)	$45,821
Incentive income (1)	53,004	(51,165)	1,839
Investment income (1)	19,344	(798)	18,546
Total expenses (2)	(155,780)	(65,592)	(221,372)
Interest expense, net (3)	(9,212)	(36,467)	(45,679)
Other income (expense), net (4)	(2,513)	4,525	2,012
Other income of consolidated funds (5)	—	105,366	105,366
Income taxes	—	552	552
Net loss attributable to non-controlling interests in consolidated funds	—	193,762	193,762
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(76,457)	(76,457)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$98,699	$(74,309)	$24,390
Corporate investments (6)	$1,515,443	$(1,327,480)	$187,963
Total assets (7)	$3,267,799	$50,076,263	$53,344,062

(1)
The adjustment represents the elimination of amounts earned from the consolidated funds and for management fees, the reclassification of $1,392 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $5,710 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $27,563, (c) expenses incurred by the Intermediate Holding Companies of $496, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $26,311, (e) acquisition-related items of $1,954, (f) adjustments of $5,634 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $33 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $2,177 of net gains related to foreign-currency hedging activities, and (i) other expenses of $68.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $5,634 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,109 of net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$753,805	$(558,497)	$195,308
Incentive income (1)	263,806	(257,209)	6,597
Investment income (1)	48,253	3,705	51,958
Total expenses (2)	(715,043)	(225,865)	(940,908)
Interest expense, net (3)	(35,032)	(181,767)	(216,799)
Other income (expense), net (4)	(3,927)	23,933	20,006
Other income (loss) of consolidated funds (5)	—	(631,575)	(631,575)
Income taxes	—	(17,549)	(17,549)
Net loss attributable to non-controlling interests in consolidated funds	—	1,809,683	1,809,683
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(205,372)	(205,372)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$311,862	$(240,513)	$71,349
Corporate investments (6)	$1,434,109	$(1,220,121)	$213,988
Total assets (7)	$3,257,728	$48,553,370	$51,811,098

(1)
The adjustment represents the elimination of amounts earned from the consolidated funds and for management fees, the reclassification of $12,676 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $16,475 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $165,904, (c) expenses incurred by the Intermediate Holding Companies of $1,690, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $19,009, (e) acquisition-related items of $5,251, (f) adjustments of $23,552 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $72 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,619 related to third-party placement costs, (i) $9,676 of net gains related to foreign-currency hedging activities, and (j) other expenses of $113.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $23,552 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $381 of net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$762,823	$(570,768)	$192,055
Incentive income (1)	491,402	(489,563)	1,839
Investment income (1)	117,662	(83,967)	33,695
Total expenses (2)	(766,139)	(181,338)	(947,477)
Interest expense, net (3)	(30,190)	(99,752)	(129,942)
Other income (expense), net (4)	(2,431)	5,449	3,018
Other income of consolidated funds (5)	—	3,040,900	3,040,900
Income taxes	—	(18,536)	(18,536)
Net income attributable to non-controlling interests in consolidated funds	—	(1,649,890)	(1,649,890)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(399,379)	(399,379)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$573,127	$(446,844)	$126,283
Corporate investments (6)	$1,515,443	$(1,327,480)	$187,963
Total assets (7)	$3,267,799	$50,076,263	$53,344,062

(1)
The adjustment represents the elimination of amounts earned from the consolidated funds and for management fees, the reclassification of $1,669 of net losses related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $21,657 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $161,055, (c) expenses incurred by the Intermediate Holding Companies of $1,645, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $10,677, (e) acquisition-related items of $2,442, (f) adjustments of $8,319 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $33 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,204 of net gains related to foreign-currency hedging activities, and (i) other expenses of $68.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $8,319 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $2,870 of net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.